POWER OF ATTORNEY

I, Craig Dadamo, hereby authorize and designate:
--Monica M. Gaudiosi, Vice President and General Counsel, Secretary --Jessica A. Milner, Vice President-Law, UGI International, LLC
--Pamela A. Meredith, Senior Counsel
--Joshua Samples, Associate Counsel
--Jean M. Jones, Senior Paralegal

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms 5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the "SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position with AmeriGas Propane, Inc., the General Partner of AmeriGas Partners, L.P. The duration of this authorization shall be coextensive with my reporting obligations as a present or former executive officer of AmeriGas Propane, Inc. and its affiliates under Section 16 of the Act.

Date:  March 18, 2019           /s/ Craig Dadamo
				Name:  Craig Dadamo

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF MONTGOMERY

On this 18 day of March, 2019, Craig Dadamo personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Cheryl DeSimone
Notary Public
My Commission Expires:  April 3, 2021